Exhibit 1.1

Articles of Association of
Huaneng Power International, Inc.

Chapter 1 General Principles

Article 1	The Company is a joint stock limited company established pursuant to the Opinions on Standards for Joint Stock Limited Companies and other related laws and administrative regulations of the State.

These Articles of Association of the Company ("these Articles" or the "Articles of Association") are formulated in accordance with the Company Law of the People's Republic of China (the "Company Law"), the Securities Law of the People's Republic of China, the Special Regulations on the Overseas Offering and Listing of Shares by Joint Stock Limited Companies promulgated by the State Council (the "Special Regulations"), the Mandatory Provisions for the Articles of Association of Companies Listed Overseas (the "Mandatory Provisions") and the relevant provisions of other relevant laws and administrative regulations of the State as well as the Articles of Association passed in the First General Meeting held on 30 June 1994 together with its amendments made up to the date when these Articles take effect (the "Original Articles").

The Company was established by way of promotion on 30 June 1994 with the approval of the document Ti Gai Sheng (1994) No.74 issued by the State Commission for Restructuring Economic Systems of the People's Republic of China and the document (1994) Wai Jing Mao Zi Han Zi No.338 issued by the Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China. The Company registered at the State Administration for Industry and Commerce of the People's Republic of China and obtained its business license on 30 June 1994. The registration number of its business license is Qi Gu Guo Zi No. 000496.

	A total of 3.75 billion shares were held by promoters. The name and number of shares held by each corporate promoter and their shareholding proportions are as follows:
	1.	Huaneng International Power Development Corporation	2,011,500,000 shares	40.23%
	2.	Hebei Provincial Construction Investment Company	452,250,000 shares	9.04%
	3.	Fujian Investment and Development Company	407,250,000 shares	8.15%
	4.	Jiangsu Province Investment Company	312,375,000 shares	6.25%
	5.	Liaoning Energy Corporation	226,125,000 shares	4.52%
	6.	Dalian Municipal Construction & Investment Company	226,125,000 shares	4.52%
	7.	Nantong Municipal Construction Investment Company	67,875,000 shares	1.36%
	8.	Shantou Electric Power Development Company	46,500,000 shares	0.93%

Article 2	Registered name of the Company:
Full name in Chinese: 华能国际电力股份有限公司
Full name in English: HUANENG POWER INTERNATIONAL, INC.
Abbreviation in English: HPI
Article 3	Domicile of the Company: Huaneng Building, 4 Fuxingmennei Street, Xicheng District, Beijing, People's Republic of China
Postal code: 100031
Telephone number: 63226999
Fax number: 63226888
The Chairman of the Board of Directors of the Company is the legal representative of the Company.
Article 4	The Company is a joint stock limited company of perpetual existence.
Article 5
These Articles shall be effective upon approval from the general meeting and the relevant department(s) of the State having the power to examine and approve these Articles. Beginning from the effective date of these Articles, the Original Articles shall be substituted by these Articles which shall constitute a legally binding document for the purpose of regulating the organization and activities of the Company, and governing the rights and obligations between the Company and its shareholders and among the shareholders.

Article 6
The Articles of Association shall have binding effect on the Company, and its shareholders, directors, supervisors, general manager and other senior management personnel. Such persons shall be entitled to exercising their rights regarding the Company according to the Articles of Association.

Subject to Chapter 21 to these Articles, the shareholders may bring legal actions against the Company according to the Articles of Association; the Company may bring legal actions against the shareholders according to the Articles of Association; the shareholders may bring legal action against the shareholder; the shareholders may bring legal actions against the directors, supervisors, general manager and other senior management personnel of the Company according to the Articles of Association.

Such legal actions include applying to the court for legal actions and applying for arbitration with the arbitration board.
Article 7
The Company may invest in other enterprises. However, the Company shall not become a capital contributor that shall bear the joint liabilities for the debts of the enterprise it invest in, unless otherwise provided for by any law.

Chapter 2 Objectives and Scope of Business

Article 8
The Company's business objectives: to absorb domestic and foreign capital to develop power business and promote national economic developments by leveraging stock incentive mechanisms and draw on the experience of advanced domestic and foreign management for the continuous improvement in the Company's management standards and improve the Company's economic efficiency, hence bringing a stable gain to the vast majority of shareholders.

Article 9
The Company's scope of business (subject to the items as approved by the authority responsible for the registration of companies): investing in the construction, operation and management of power plants and developing, investing in and operating other export-oriented enterprises relating to power plants; and heat production and supply.

Chapter 3 Shares and Registered Capital

Article 10
The Company shall have ordinary shares at all times. The Company may have other kinds of shares if necessary, upon the approval of the department responsible for the examination and approval of companies as authorized by the State Council.

Article 11	All the shares issued by the Company shall have a par value and each share shall bear a par value of RMB 1.
Article 12	Upon the approval of the securities governing authority of the State Council, the Company may issue shares to domestic investors and foreign investors.

Foreign investors referred to in the preceding paragraph means those investors who subscribe for shares issued by the Company and who are located in foreign countries and in the regions of Hong Kong, Macau and Taiwan. Domestic investors mean those investors who subscribe for shares issued by the Company and who are located within the territory of the People's Republic of China, except the regions referred to above.

Article 13
Shares which the Company issues to domestic investors for subscription in Renminbi are called domestic-invested shares. Shares which the Company issues to foreign investors for subscription in foreign currencies are called foreign-invested shares. Foreign-invested shares which are listed overseas are called overseas-listed foreign-invested shares.

Article 14
With the approval of the department responsible for the examination and approval of companies as authorized by the State Council, the total number of ordinary shares first issued by the Company is 5 billion shares and the Company issued 3.75 billion shares (domestic-invested shares) to promoters at the time of its establishment, representing 75% of the total number of issued ordinary shares of the Company at that time.

All of the 1.25 billion ordinary shares issued by the Company at the first offering after its establishment are overseas-listed foreign-invested shares, representing 25% of the total number of issued ordinary shares of the Company at that time.

Upon being passed by special resolution in the Company's general meeting of shareholders and with the approval of relevant departments of the Chinese government, the Company completed the issuance and allotment of an additional 250 million overseas-listed foreign-invested shares and 400 million domestic-invested shares on March 4, 1998 and, taking into account the aforesaid placing and allotment of shares, the structure of the Company's share capital is as follows: the total number of ordinary shares is 5.65 billion shares, out of these, 4.15 billion shares representing approximately 73.45% of the total number of issued ordinary shares of the Company are held by holders of domestic-invested shares and 1.5 billion shares representing approximately 26.55% of the total number of issued ordinary shares of the Company are held by holders of overseas-listed foreign-invested shares.

Upon being passed by special resolution in the Company's general meeting of shareholders and with the approval of relevant departments of the Chinese government, the Company completed the issuance and allotment of 350 million domestic-invested shares in 2001, among which 250 million shares are domestic-listed domestic-invested shares and 100 million shares are non-listed domestic-invested shares.

After the above increase of share capital by the issuance and allotment of shares, the Company's share capital structure was as follows: the total number of ordinary shares was 6 billion shares, out of these, 250 million shares representing approximately 4.17% of the Company's total share capital were held by holders of domestic-listed domestic-invested shares, 4.25 billion shares representing approximately 70.83% of the Company's total share capital were held by holders of domestic-invested shares, and 1.5 billion shares representing 25% of the Company's total share capital are held by holders of overseas-listed foreign-invested shares.

Upon the approval by special resolution in the Company's general meeting of shareholders, in 2004, the Company declared the payment of dividends, totaling to 3,013,835,600 shares, to the Company's shareholders with its distributable profits and distributed 3,013,835,600 shares to the Company's shareholders by converting reserves into the registered capital of the Company.

Upon being passed by special resolution in the Company's general meeting of shareholders and with the approval of relevant departments of the PRC government, the Company completed the issuance of 500 million overseas-listed foreign-invested shares and 1.5 billion domestic-listed domestic-invested shares in December 2010.

The existing structure of the Company's share capital is as follows: the total number of issued ordinary shares of the Company is 14,055,383,440 shares, out of these, 10,500,000,000 shares representing approximately 74.70% of the Company's total share capital are held by holders of domestic-listed shares, and 3,555,383,440 shares representing approximately 25.30% of the Company's total share capital are held by holders of overseas-listed shares.

Article 15
Upon being passed by resolution in the Company's class meetings of the holders of domestic-invested shares and the holders of overseas-listed foreign-invested shares and by special resolution in the Company's extraordinary meeting of shareholders and with the approval of relevant departments of the Chinese government, the Company may in overseas issue convertible bonds in the total principal amount of as much as USD200 million which are convertible into new overseas-listed foreign-invested shares of the Company and convertible bonds in the total principal amount of USD30 million which are issued additionally according to the over-allotment option (collectively the "Convertible Bonds"). The number of new overseas-listed foreign-invested shares of the Company issued according to the conversion of such Convertible Bonds is 27,712,240 shares.

Article 16
The Company's board of directors may make arrangements for the respective issuance of overseas-listed foreign-invested shares and domestic-invested shares after the proposals for the issuance of the same have been approved by the securities governing authority of the State Council.

The Company may implement its proposals to issue overseas-listed foreign-invested shares and domestic-invested shares pursuant to the provisions of the preceding paragraph within fifteen (15) months from the date of approval by the securities governing authority of the State Council.

Article 17
Where the total number of shares stated in the proposal for the issuance of shares includes overseas-listed foreign-invested shares and domestic-invested shares, such shares shall be fully subscribed for at their respective offerings.

If the shares cannot be fully subscribed for all at once due to special circumstances, the shares may, subject to the approval of the securities governing authority of the State Council, be issued on separate tranches.

Article 18	The registered capital of the Company is RMB 14,055,383,440.
Article 19	The Company may, based on its operating and development needs, authorize the increase of its capital pursuant to relevant provisions of the Articles of Association.
The Company may increase its capital in the following ways:
(1) by public offering of shares;
(2) by private offering of shares;

(3) by placing of new shares to its existing shareholders;
(4) by conversion of reserves into share capital; and
(5) by any other means which is permitted by law, administrative regulations and the securities supervisory and administrative organ of the State Council.

After the Company's increase of share capital by means of the issuance of new shares has been approved in accordance with the provisions of the Articles of Association, the issuance shall be made in accordance with the procedures set out in relevant laws, administrative regulations and listing rules of the State and the overseas location in which the Company's foreign-invested shares are listed.

Article 20	Unless otherwise stipulated in the laws and administrative regulations, shares in the Company shall be freely transferable and are not subject to any lien.

Chapter 4 Equity Transfer, Capital Reduction and Share Redemption

Article 21	Shareholders may transfer their shares in accordance with laws.
(1) Promoters shall not transfer the Company's shares within one (1) year from the date of establishment of the Company;
(2) Shareholders shall transfer their shares at legally-established securities exchanges or in accordance with any other means stipulated by the State Council;
(3) For the transfer of bearer shares, the name/title and address of the transferor will be recorded by the Company in its register of shareholders; and

(4)   Holders of bearer shares which are stolen, lost or destroyed may request the people's court to declare the invalidity of such shares pursuant to the procedures for publicizing public notice for the assertion of claims set out in the Civil Procedure Law.

Shareholders may apply to the Company for the replacement of shares after the people's court has declared the invalidity of such shares pursuant to the procedures for publicizing public notice for the assertion of claims.

Article 22	According to the provisions of the Articles of Association, the Company may reduce its registered capital.
The Company must prepare a balance sheet and an inventory of assets when it reduces its registered capital.

The Company shall notify its creditors within ten (10) days from the date of adopting the resolution to reduce its registered capital and shall publish an announcement in newspaper within thirty (30) days from the date of such resolution. A creditor has the right within thirty (30) days from the date of receipt of a written notice or, in the case of a creditor who does not receive such notice, within forty-five (45) days from the date of public announcement, to require the Company to repay its debts or to provide a corresponding guarantee for such debts.

The Company's registered capital shall not, after the reduction in capital, be less than the minimum amount prescribed by law.
Article 23
The Company may, in accordance with the procedures set out in the Articles of Association and with the approval of the relevant governing authority of the State, repurchase its issued and outstanding shares under the following circumstances:

(1) cancellation of shares for the purpose of reducing its capital;
(2) merging with another company that holds shares in the Company;
(3) awarding shares to the Company's employees;

(4)   request from shareholders for the Company's acquisition of their shares given their objection against the adoption of resolution for the merger or division of the Company in the general meeting; and

(5) other circumstances as permitted by laws and administrative regulations.
Article 24	The Company may repurchase shares in one of the following ways, with the approval of the relevant governing authority of the State:
(1) by making an offer for the repurchase of shares to all of its shareholders on a pro rata basis;
(2) by repurchasing shares through public dealing on a securities exchange; and
(3) by repurchasing shares by way of a contractual agreement outside a securities exchange.
Article 25
When the Company repurchases shares by a contractual agreement outside a securities exchange, prior approval shall be obtained from the general meeting of shareholders in accordance with the provisions of the Articles of Association. The Company may, by obtaining the prior approval of the general meeting of shareholders in the same way, rescind or vary any contract concluded in the manner set forth above or waive any of its rights under such contract.

A contract for the repurchase of shares referred to in the preceding paragraph includes (without limitation) an agreement to become liable to repurchase shares or an agreement to have the right to repurchase shares.

The Company shall not assign any contract for the repurchase of its shares or any right contained in such contract.
Article 26
Upon the repurchase of shares in accordance with laws, the Company shall, within the period prescribed by laws and administrative regulations, transfer or cancel such shares and, if necessary, apply to the original corporate registration authority for registration of the change in its registered capital.

The aggregate par value of the cancelled shares shall be deducted from the Company's registered capital.
Unless the Company is in the course of liquidation, it shall comply with the following provisions in the event of repurchase of its issued shares for cancellation:

(1)   where the Company repurchases shares at par value, payment shall be made out of the book balance of the distributable profits of the Company and the proceeds from the new shares issuance for the purpose of repurchasing the original shares;

(2)   where the Company repurchases shares at a price higher than the par value, the portion corresponding to the par value shall be deducted from the book balance of the distributable profits of the Company and the proceeds from the new shares issuance for the purpose of repurchasing the original shares; and the portion beyond the par value shall be handled in accordance with the following methods:

(i) where the shares repurchased are issued at the par value, such portion shall be deducted from the book balance of the distributable profits of the Company; and

(ii)   where the shares repurchased are issued at a price higher than the par value, such portion shall be deducted from the book balance of the distributable profits of the Company and the proceeds from the new share issuance for the purpose of repurchasing the original shares. However, the amount deducted from the proceeds from the new shares issuance shall neither exceed the total premium of the original shares issuance nor the Company's capital reserve account at the time of the repurchase;

(3) the Company shall make the following payments out of the Company's distributable profits:
(i) payment for the acquisition of the right to repurchase its shares;
(ii) payment for the modification of any contract for the repurchase of its shares; and
(iii) payment for the release of its obligation under any contract for the repurchase of its shares;

(4)   after the total par value of the shares cancelled is deducted from the Company's registered capital in accordance with relevant provisions, the amount deducted from the distributable profits and used to repurchase the shares at the par value shall be included in the capital reserve account of the Company.

Chapter 5 Financial Assistance for Purchase of the Company's Shares

Article 27
The Company or its subsidiaries shall not, at any time, offer any form of financial assistance to a person who acquires or proposes to acquire shares in the Company. The aforesaid person includes any person who directly or indirectly incurs any obligation as a result of the acquisition of shares in the Company.

The Company or its subsidiaries shall not, at any time, offer any form of financial assistance to the aforesaid obligor for the purpose of reducing or discharging the obligations assumed by such person.

This Article does not apply to the circumstances specified in Article 30 of this Chapter.
Article 28	Financial assistance referred to in this Chapter includes (without limitation) the following means:
(1) gift;

(2)   guarantee (including the assumption of liability by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the obligor), compensation (other than compensation in respect of the Company's own default), relief or waiver of rights;

(3) provision of loan or the making of any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party, or the change in parties to, or the assignment of rights under, such loan or contract; and

(4) any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

The assumption of obligations referred to in this Chapter includes the assumption of obligations by way of contract or by way of arrangement (irrespective of whether such contract or arrangement is enforceable or not and irrespective of whether such obligation is to be borne solely by the obligor or jointly with other persons) or by any other means which results in a change in his/her financial position.

Article 29	The following acts shall not be deemed to be acts as prohibited by Article 28 of this Chapter:

(1)   the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose of which is not for the acquisition of shares in the Company, or the giving of the financial assistance is an incidental part of a master plan of the Company;

(2) the lawful distribution of the Company's assets as dividends;
(3) the distribution of dividends in the form of shares;
(4) a reduction of registered capital, a repurchase of shares of the Company or a reorganization of the shareholding structure of the Company effected pursuant to the Articles of Association;

(5)   the provision of loans by the Company within its scope of business and in the ordinary course of its business, where the provision of loans falls within part of the scope of business of the Company (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits); and

(6)   contributions made by the Company to the employee share option schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits).

Chapter 6 Share Certificates and Register of Shareholders

Article 30	Share certificates of the Company shall be in registered form.

Other than those stipulated in the Company Law, items which shall be stated in the Company's share certificates shall include other items as required by the securities exchange on which the Company's shares are listed.

Article 31
The share certificates shall be signed by the legal representative. Where the securities exchange on which the Company's shares are listed requires other senior management personnel of the Company to sign on the share certificates, the share certificates shall also be signed by such personnel. The share certificates shall take effect after being affixed or imprinted the seal of the Company. The share certificates shall only be affixed with the seal of the Company under the authorization of the board of directors. The signature of the Chairman of the board of directors or other relevant senior management personnel of the Company may be in printed form.

Article 32	The Company shall keep a register of shareholders with the following particulars:
(1) the name (title), address (residence), occupation or nature of each shareholder;

(2) the class and quantity of shares held by each shareholder;
(3) the amount paid-up on or agreed to be paid-up on the shares held by each shareholder;
(4) the serial numbers of the shares held by each shareholder;
(5) the date on which each person was registered as a shareholder; and
(6) the date on which any shareholder ceased to be a shareholder.
Unless there is evidence to the contrary, the register of shareholders shall be sufficient evidence of the shareholders' shareholdings in the Company.
Article 33
The Company may, in accordance with the mutual understanding and agreements made between the securities governing authority of the State Council and overseas securities regulatory organizations, maintain the register of shareholders for holders of overseas-listed foreign-invested shares overseas and appoint overseas agent(s) to manage such register of shareholders. The original register of shareholders for holders of overseas-listed foreign-invested shares listed in Hong Kong shall be maintained in Hong Kong. A duplicate register of shareholders for holders of overseas-listed foreign-invested shares shall be maintained at the Company's residence. The appointed overseas agent(s) shall ensure consistency between the original and the duplicate register of shareholders at all times.

If there is any inconsistency between the original and the duplicate register of shareholders for holders of overseas-listed foreign-invested shares, the original register of shareholders shall prevail.

Article 34	The Company shall have a complete register of shareholders.
The register of shareholders includes the following parts:
(1) the register of shareholders which is maintained at the Company's residence, other than those share registers which are described in items (2) and (3) of this Article;

(2)   the register of shareholders in respect of holders of overseas-listed foreign-invested shares of the Company which is maintained in the same place as the overseas securities exchange on which those shares are listed; and

(3) the register of shareholders which is maintained in such other place as the board of directors may consider necessary for the purposes of the listing of the Company's shares.
Article 35
Different parts of the register of shareholders shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.

Amendments or rectification of any part of the register of shareholders shall be made in accordance with the law of the place where any part of the register of shareholders is maintained.

All overseas-listed foreign-invested shares listed in Hong Kong which have been fully paid-up may be freely transferred in accordance with these Articles. However, unless such transfer complies with the following requirements, the board of directors may refuse to recognize any document of transfer and would not need to provide any reason:

(1)   a fee of HKD2.5 (per instrument of transfer) or such higher amount as agreed by the Hong Kong Stock Exchange has been paid to the Company for registration of the instrument of transfer and other documents relating to or which will affect the right of ownership of the shares;

(2) the document of transfer only relates to overseas-listed foreign-invested shares listed in Hong Kong;
(3) the stamp duty which is chargeable on the document of transfer has already been paid;
(4) the relevant share certificate(s) and any other evidence which the board of directors may reasonably require to show that the transferor has the right to transfer the shares have been provided;
(5) if it is intended that the shares be transferred to joint owners, the maximum number of joint owners shall not be more than four (4); and
(6) the Company does not have not any lien on the relevant shares.

If the Company refuses to register any transfer of shares, the Company shall give a notice on the refusal to register such transfer of shares to the transferor and the transferee within two (2) months from the official date of submission of the application for transfer.

Article 36
No change may be made in the register of shareholders as a result of a transfer of shares within twenty (20) days prior to the date of a general meeting of shareholders or within five (5) days before the determination date for the Company's distribution of dividends.

Article 37
When the Company needs to convene a general meeting of shareholders, distribute dividends, conduct liquidation or perform other acts as required for the purpose of determining shareholdings, the board of directors shall determine a record date for the determination of shareholdings. The shareholders of the Company shall be such persons who appear in the register of shareholders at the close of such record date.

Article 38
Any person who disputes the register of shareholders and asks for inclusion of his/her name (title) in or removal of his/her name (title) from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.

Article 39
For any person who is a registered shareholder or who claims to be entitled to have his/her name (title) entered in the register of shareholders in respect of shares in the Company may, if his/her share certificate (the "Original Certificate") is lost, apply to the Company for a replacement share certificate in respect of such shares (the "Relevant Shares").

Application by a holder of domestic-invested shares, who has lost his/her share certificate, for a replacement share certificate shall be dealt with in accordance with the provisions of the Company Law.

The issue of a replacement share certificate to holders of overseas-listed foreign-invested shares, who has lost his/her share certificate, shall comply with the following requirements:

(1)   The applicant shall submit an application to the Company in a prescribed form accompanied by a notarial certificate or a statutory declaration, of which the contents shall include the grounds upon which the application is made and the circumstances and evidence of the loss, and the declaration showing that no other person is entitled to be registered as a shareholder in respect of the Relevant Shares.

(2)   The Company has not received any declaration made by any person other than the applicant declaring the entitlement to be a registered shareholder in respect of such shares before it decides to issue a replacement share certificate to the applicant.

(3)   The Company shall, if it intends to issue a replacement share certificate to the applicant, publish a notice of its intention to do so at least once every thirty (30) days within a period of ninety (90) days in such newspapers as prescribed by the board of directors.

(4)   The Company shall, prior to publication of its intention to issue a replacement share certificate, deliver to the securities exchange on which its shares are listed, a copy of the notice to be published and may publish the notice upon receipt of confirmation from such securities exchange that the notice has been exhibited in the premises of the securities exchange. Such notice shall be exhibited in the premises of the securities exchange for a period of ninety (90) days.

In the case of an application which is made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published.

(5)   If, by the expiration of the 90-day period referred to in items (3) and (4) of this Article, the Company has not received any objection from any person in respect of the issuance of the replacement share certificate, it may issue a replacement share certificate to the applicant pursuant to his application.

(6)   Where the Company issues a replacement share certificate pursuant to this Article, it shall forthwith cancel the Original Certificate and document the cancellation of the Original Certificate and issuance of a replacement share certificate in the register of shareholders accordingly.

(7)   All expenses relating to the cancellation of the Original Certificate and issuance of a replacement share certificate shall be borne by the applicant and the Company is entitled to refuse to take any action until reasonable guarantee is provided by the applicant.

Article 40
Where the Company issues a replacement share certificate pursuant to the Articles of Association, as for a bona fide purchaser obtaining new share certificates referred to above or a shareholder registered as a owner of the shares (in the case of a bona fide purchaser), his/her name (title) shall not be removed from the register of shareholders.

Article 41
The Company shall not be liable for any damage sustained by any person by reason of the cancellation of the Original Certificate or the issuance of the replacement share certificate unless the claimant is able to prove that the Company has acted in a deceitful manner.

Chapter 7 Rights and Obligations of Shareholders

Article 42	A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders.

A shareholder shall enjoy rights and assume obligations according to the class and amount of shares held by him/her; shareholders who hold shares of the same class shall enjoy the same rights and assume the same obligations.

Article 43	The shareholders of ordinary shares of the Company shall enjoy the following rights:
(1) the right to receive dividends and other distributions in proportion to their shareholdings;
(2) the right to attend or appoint a proxy to attend general meetings of shareholders and the right to exercise the voting rights;

(3) the right to supervise the Company's business operations, the right to present proposals or to raise queries;
(4) the right to transfer shares in accordance with laws, administrative regulations and the Articles of Association;
(5) the right to obtain relevant information in accordance with the Articles of Association, in which information includes:
1. the right to obtain the Articles of Association, subject to payment of costs;
2. the right to inspect and copy, subject to payment of a reasonable fee:
(i) all parts of the register of shareholders;
(ii) personal particulars of each of the directors, supervisors, general manager and other senior management personnel of the Company, including:
(a) present and former name and alias;
(b) principal address and residence;
(c) nationality;
(d) primary and all other part-time occupations and duties; and
(e) identification documents and the numbers thereof;
(iii) Status of share capital of the Company;

(iv)   reports showing the aggregate par value, quantity, highest and lowest price paid in respect of each class of shares repurchased by the Company since the last accounting year and the aggregate amount paid by the Company for this purpose; and

(v) minutes of shareholders' meetings and resolutions of board meetings and supervisors' meetings;
(6) in the event of the termination and liquidation of the Company, the right to participate in the distribution of remaining assets of the Company in accordance with the number of shares held; and
(7) other rights conferred by laws, administrative regulations and the Articles of Association.
Article 44	The holders of ordinary shares of the Company shall assume the following obligations:
(1) to comply with the Articles of Association;
(2) to pay subscription money according to the number of shares subscribed and the method of subscription; and

(3) other obligations imposed by laws, administrative regulations and the Articles of Association.

Shareholders are not liable to make any further contribution to the share capital other than according to the terms which were agreed by the subscriber of the relevant shares at the time of subscription.

Article 45
In addition to the obligations imposed by laws and administrative regulations or required by the listing rules of the securities exchange on which the Company's shares are listed, a controlling shareholder shall not exercise his/her voting rights in respect of the following matters in a manner prejudicial to the interests of all or part of the shareholders of the Company:

(1) act honestly in the best interests of the Company in removing a director or supervisor;

(2)   to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the Company's assets in any way, including (but not limited to) opportunities which are beneficial to the Company; and

(3)   to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual interest of other shareholders, including (but not limited to) rights to distributions and voting rights, excluding a restructuring which has been submitted to a general meeting of shareholders for approval in accordance with the Articles of Association.

The controlling shareholder and de facto controller of the Company are liable for fiduciary obligations toward the Company and the public shareholders of the Company. The controlling shareholder shall exercise his/her rights as an investor in strict compliance with laws and shall not damage the legitimate rights and interests of the Company and its public shareholders in connected transactions, distribution of profits, restructuring of assets, foreign investment, misappropriation of funds, loan guarantees and by other means or by making use of its controlling position.

Article 46
The controlling shareholder referred to in the preceding Article means a shareholder whose investments account for 50% or more of the total amount of capital of a limited liability company or whose shareholdings account for 50% or more of the total amount of share capital of a company limited by shares; or a shareholder, even though the proportion of his/her investments or shareholdings is less than 50%, who is entitled to voting rights in proportion to his/her investments or shareholdings which are sufficient to produce material impact on the resolutions of shareholders' meetings and general meetings of shareholders.

Chapter 8 General Meetings of Shareholders

Article 47	The general meeting of shareholders is the organ of authority of the Company and shall exercise its functions and powers in accordance with law.
Article 48	The general meeting of shareholders shall exercise the following functions and powers:
(1) to decide on the Company's operational policies and investment plans;
(2) to elect and replace directors which are not assumed by representatives of the employees and to decide on matters relating to the remuneration of the relevant directors;
(3) to elect and replace supervisors which are not assumed by representatives of the employees and to decide on matters relating to the remuneration of the relevant supervisors;

(4) to examine and approve the board of directors' reports;
(5) to examine and approve the supervisory committee's reports;
(6) to examine and approve the Company's proposed annual preliminary and final budgets;
(7) to examine and approve the Company's profit distribution plans and loss recovery plans;
(8) to pass resolutions on the increase or reduction in the Company's registered capital;
(9) to pass resolutions on the Company's merger, division, dissolution, liquidation or change in corporate form;
(10) to pass resolutions on the issue of debentures by the Company;
(11) to pass resolutions on the appointment, dismissal or non-reappointment of the accountants of the Company;
(12) to amend the Articles of Association;
(13) to approve and amend the rules of procedures of the Company's general meeting of shareholders;
(14) to consider provisional motions raised by shareholders who represent 3% or more of the total number of voting shares of the Company;
(15) to decide on the Company's external guarantees;
(16) to consider the change in the use of proceeds;
(17) to consider equity incentive schemes; and
(18) to decide on other matters which, according to laws, administrative regulations and the Articles of Association, need to be approved by shareholders in a general meeting.

Matters which shall be determined by the shareholders in a general meeting according to laws, administrative regulations and the Articles of Association must be discussed by the shareholders in a general meeting in order to protect the shareholders' right of decision on those matters. Where necessary and reasonable, the board of directors may be appointed in a general meeting of shareholders to determine, within the scope as authorized by the general meeting, specific matters which are related to the matters to be resolved and are not possible to be determined forthwith in that general meeting.

If the shareholders authorize the board of directors in a general meeting to determine matters which shall be determined by ordinary resolutions, the matter should be resolved by one-half or more of the attending shareholders (including their proxy) who have voting rights; if the authorization relates to matters which shall be determined by special resolutions, the matter should be resolved by two-thirds or more of the attending shareholders (including their proxy) who have voting rights. The authorization should be clear and specific.

Article 49	The provision of the following external guarantees by the Company must be considered and approved by a general meeting of shareholders:

(1)   any guarantee which is provided after the total amount of external guarantees provided by the Company and its controlling subsidiaries has reached 50% or more of the Company's latest audited net assets;

(2) any guarantee which is provided after the total amount of external guarantees provided by the Company has reached 30% or more of the latest audited total assets of the Company;
(3) guarantee which is provided to a target with an asset liability ratio of over 70%;
(4) guarantee having a single amount of guarantee of more than 10% of the latest audited net assets of the Company; and
(5) guarantee which is provided to the Company's shareholders, de facto controller and related parties.
Article 50
Except with the prior approval of the general meeting of shareholders, the Company shall not enter into any contract with any person other than its directors, supervisors, general manager and other senior management personnel under which such person shall be responsible for the management of the whole or any substantial part of the Company's business.

Article 51
General meetings of shareholders shall be divided into annual general meetings and extraordinary general meetings. General meetings of shareholders shall be convened by the board of directors. Annual general meetings are held once every year and within six (6) months from the end of the preceding accounting year.

The board of directors shall convene an extraordinary general meeting within two (2) months after the occurrence of any one of the following events:
(1) where the number of directors falls short of the number stipulated in the Company Law or is less than two-thirds of the number specified in the Articles of Association;
(2) where the unrecovered losses of the Company amount to one-third of the total amount of share capital;
(3) where any shareholders who individually or jointly hold 10% or more of the Company's shares so request;
(4) whenever the board of directors deems necessary or the supervisory committee so requests; and
(5) other circumstances specified in the Articles of Association.
Article 52
When the Company convenes a general meeting of shareholders, a notice of the matters to be considered at such meeting as well as the date and the place of the meeting shall be given to all registered shareholders forty-five (45) days before the date of the meeting. Shareholders who intend to attend the general meeting of shareholders shall send a written reply to the Company twenty (20) days before the date of the meeting.

Article 53
When the Company convenes a general meeting of shareholders, any shareholders who individually or jointly hold 3% or more of the total number of voting shares of the Company may propose provisional motions to the board of directors in writing ten (10) days before the date of the meeting. The board of directors shall issue a supplementary notice of the general meeting in respect of the contents of the provisional motion within two (2) days upon the receipt of the proposal.

Except as provided in the preceding paragraph, the board of directors shall not amend motions stated in or add new motions to the notice of the general meeting of shareholders after such notice has been delivered.

The contents of the provisional motion shall have clear agenda and specific issues for resolution within the terms of reference of the general meeting of shareholders and shall comply with relevant provisions of the laws, administrative regulations and the Articles of Association.

Article 54
The Company shall calculate the number of voting shares represented by shareholders who intend to attend the general meeting of shareholders based upon the written reply received twenty (20) days before the date of the meeting. If the number of voting shares represented by shareholders who intend to attend the meeting amounts to one-half or more of the total number of voting shares of the Company, the Company may convene a general meeting of shareholders. Otherwise, the Company shall within five (5) days give the shareholders further notice of the matters to be considered at the meeting as well as the date and venue of the meeting by way of a public announcement. The Company may convene a general meeting of shareholders when such announcement is made.

Extraordinary general meetings cannot resolve on matters that have not been clearly stated in the notice.
Article 55	The notice of the general meeting of shareholders shall satisfy the following requirements:
(1) in written form;
(2) specifying the venue, date and time of the meeting;
(3) describing the matters to be discussed at the meeting;

(4)   providing shareholders with materials and explanations necessary for them to make sensible decisions in respect of the matters to be discussed, including (but not limited to) specific terms and contract (if any) for a proposed transaction, and a detailed explanation of its causation and consequence where the Company proposes a merger, repurchase of shares, restructuring of share capital or other form of reorganization;

(5)   where any director, supervisor, general manager and other senior management personnel have a material interest in respect of the matters to be discussed, then the nature and extent of that interest shall be disclosed; where the impact of the matters to be discussed on such director, supervisor, general manager and other senior management personnel who are shareholders is different from the impact on other shareholders of the same type, then that difference shall be illustrated;

(6) containing the full text of any special resolution proposed to be passed at the meeting;

(7)   providing a clear text description stating that all shareholders who have the right to attend and vote at the general meeting of shareholders have the right to entrust one (1) or more proxies, who does not need to be shareholders of the Company, to attend and vote at the meeting; and

(8) stating the deadline and place for the delivery of proxy letter of the meeting.
Article 56
The notice of the general meeting of shareholders shall be delivered by hand or by pre-paid post to shareholders (whether such shareholder has a voting right at the general meeting of shareholders or not) and the address of the recipient shall be the address registered in the register of shareholders. The notice of the general meeting of shareholders may be made in the form of a public announcement for shareholders of domestic-invested shares.

The public announcement referred to in the preceding paragraph shall be published in one or more newspapers as specified by the securities regulatory authority of the State Council forty-five (45) to fifty (50) days before the date of the meeting. All shareholders of domestic-invested shares shall be deemed as having received the relevant notice of the general meeting of shareholders upon the publication of the announcement.

Article 57
In the case when the notice of the meeting has not been delivered to those who are entitled to receive such notice due to accidental omission or such persons have not received the notice of the meeting, the meeting and the resolutions made by the meeting shall not therefore become ineffective.

Article 58
Any shareholder who has the right to attend and vote at a general meeting of shareholders shall have the right to appoint one or more persons (not necessarily a shareholder) as his/her proxy to attend and vote at the meeting. Such proxy may exercise the following rights in accordance with the shareholder's appointment:

(1) the right to speak at the general meeting of shareholders;
(2) the right to require by himself/herself or jointly with others to request for voting by poll; and
(3) the right to vote by a show of hands or ballot, in case the shareholder has appointed more than one proxy, such proxies can only exercise the voting right by poll.
Article 59
Shareholders shall appoint proxy in writing. The proxy form shall be signed by the appointer or its authorized representative who has been authorized in writing. If the appointer is a legal person, the document shall be affixed with the legal person's seal or signed by its director or duly authorized attorney.

Article 60
The proxy form for voting shall be placed at the domicile of the Company, or at other place designated in the notice of meeting, at least twenty-four (24) hours prior to convening of the relevant meeting or twenty-four (24) hours prior to the designated voting time. If the proxy form is signed by a person authorized by the appointer, the power of attorney or other authorization document shall be notarized. The notarized power of attorney or other authorization document shall be placed together with the proxy form authorizing the proxy to vote at the domicile of the Company or other place designated in the notice of meeting.

If the appointer is a legal person, its legal representative or other person as resolved and authorized by its board of directors or other decision-making body shall attend the shareholders' meeting of the Company on its behalf.

Article 61
Any format of blank proxy form issued by the board of directors of the Company to the shareholders for the appointment of proxies shall give the shareholders free choice to instruct their proxies to cast an affirmative or negative vote, or abstain from voting, and to give separate instructions on each matter to be voted at the meeting. The proxy form shall state that the proxy may vote at his/her discretion if the appointer does not give any instruction.

Article 62
If, before voting, the appointer has passed away, lost his/her ability to act, withdrawn the appointment, withdrawn the authorization to sign the proxy form, or transferred all his/her shares, the vote cast by the proxy in accordance with the proxy form shall remain valid so long as the Company has not received the written notice regarding such matters before the commencement of relevant meeting.

Article 63
The board of directors, independent directors and shareholders who meet the relevant requirements may collect from other shareholders of the Company the rights to vote in a general meeting of shareholders. The collection of voting rights shall be without consideration with sufficient disclosure of information to the shareholders from whom voting rights are being collected.

Article 64	The resolutions of the general meeting of shareholders shall be divided into ordinary resolutions and special resolutions.
Ordinary resolutions made by the general meeting of shareholders shall be adopted by one-half or more of the voting shares held by the shareholders (including their proxies) present at the meeting.
Special resolutions made by the general meeting of shareholders shall be adopted by two-thirds or more of the voting shares held by the shareholders (including their proxies) present at the meeting.
Article 65
A shareholder (including his/her proxy), when voting at a general meeting of shareholders, may exercise such voting rights as attached to the number of voting shares which he/she represents in which case one (1) vote is attached to each share. However, shares of the Company held by the Company shall not enjoy voting rights. If any shareholder who is required to abstain from voting on or may only vote for or against any resolution in accordance with the relevant provisions of the securities exchange on which the Company's shares are listed, any vote by such shareholder (including his/her proxy) in violation of the relevant requirements or restrictions referred to above shall be deemed invalid.

Article 66	At any general meeting of shareholders, a resolution shall be decided on a show of hands unless a poll is demanded by the following persons before or after a vote is carried out by a show of hands:
(1) the chairman of the meeting;
(2) at least two (2) shareholders present in person or by proxy entitled to vote; and
(3) one (1) or more shareholders present in person or by proxy and representing 10% or more shares carrying the right to vote at the meeting individually or jointly.

Unless a poll is demanded, a declaration by the chairman that a resolution has been passed on a show of hands and the record of such in the minutes of the meeting shall be conclusive evidence of the fact that such resolution has been passed. There is no need to provide evidence of the number or proportion of votes in favour of or against such resolution.

The demand for a poll may be withdrawn by the person who demands the same.
Article 67
A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

Article 68	On a poll taken at a meeting, a shareholder (including his/her proxy) who is entitled to two (2) or more votes needs not cast all his/her votes in the same way.
Article 69
In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall have a casting vote.

Article 70	The following matters shall be resolved by way of ordinary resolutions at general meeting of shareholders:
(1) work reports of the board of directors and the supervisory committee;

(2) profit distribution plans and loss recovery plans formulated by the board of directors;
(3) removal of members of the board of directors and the supervisory committee and their remuneration and manner of payment;
(4) annual preliminary and final budgets, balances sheets, profit and loss accounts and other financial statements of the Company; and
(5) matters other than those which are required to be adopted by special resolution by law, administrative regulations and the Articles of Association.
Article 71	The following matters shall be resolved by way of special resolutions at the general meeting of shareholders:
(1) the increase or reduction in share capital and the issue of shares of any class, warrants and other similar securities;
(2) the issue of debentures of the Company;
(3) the division, merger, dissolution, liquidation or change in corporate form of the Company;
(4) the amendment of the Articles of Association;
(5) the purchase or sale of major assets or the provision of guarantee by the Company in the past year and the amount of which has exceeded 30% of the latest audited total assets of the Company; and
(6) the adjustment to profit distribution policy of the Company; and

(7)   any other matters prescribed by law and administrative regulations, and those considered by the general meeting of shareholders and resolved by way of an ordinary resolution, to be of a nature which may have a material impact on the Company and should be adopted by special resolution.

Article 72
The Company shall, under the premise of ensuring the legitimacy and validity of the general meeting of shareholders, increase the proportion of the public shareholders who participate in the general meeting of shareholders by way of various means and channels, including providing modern internet approaches such as online voting platforms.

Article 73	Shareholders requiring for the convening of an extraordinary general meeting or a class meeting shall take the following procedures:

(1)   Two (2) or more shareholders representing a total of 10% or more shares carrying the right to vote at the meeting to be convened may sign one or more written requests of the same format and contents, with the agenda of the meeting clearly indicated, to be submitted to the board of directors for the convening of an extraordinary general meeting or a class meeting. The board of directors shall forthwith convene the extraordinary general meeting or class meeting upon the receipt of the written request aforesaid. The number of holding shares referred to above shall be calculated based upon the date of submission of the shareholders' written requests.

(2)   If the board of directors has not delivered the notice for the convening of the meeting within thirty (30) days upon the receipt of the written request aforesaid, shareholders requiring such may call the meeting on their own within four (4) months upon the receipt of such request by the board of directors. The meeting shall be conducted in a manner which is as similar as possible to that of general meetings of shareholders convened by the board of directors.

Where a meeting is convened by shareholders on their own due to the board of directors' failure to convene the meeting in response to the request referred to above, reasonable expenses incurred shall be borne by the Company and the same shall be deducted from the Company's payables to any director who is guilty of dereliction of duty.

Article 74
The general meetings of shareholders shall be convened by the board of directors and presided over by the Chairman of the board. Where the chairman is unable or fails to perform his/her functions, the Vice chairman of the board shall preside the meeting. Where the vice chairman is unable or fails to perform his/her duties, then a director elected jointly by the majority of the directors shall preside the meeting. Where the board of directors is unable or fails to perform its duty to convene a general meeting of shareholders, the supervisory committee shall convene and preside the meeting in a timely manner. Where the supervisory committee does not convene and preside the meeting, any shareholders who individually or jointly hold 10% or more of the Company's shares for ninety (90) consecutive days or more may convene and preside the meeting on their own.

Article 75
The Chairman of the meeting shall be responsible for determining whether a resolution has been passed. His/Her decision, which shall be final and conclusive, shall be announced at the meeting and recorded in the minutes. The Company shall make a public announcement on the resolution adopted in the general meeting of shareholders pursuant to applicable laws and the relevant requirements of the securities exchange on which the Company's shares are listed.

Article 76
If the Chairman of the meeting has any doubt as to the result of a resolution which has been put to vote at a shareholders' meeting, he/she may have the votes counted. If the Chairman of the meeting has not counted the votes, any shareholder who is present in person or by proxy and who objects to the result announced by the Chairman of the meeting may, immediately after the declaration of the result, demand that the votes be counted and the Chairman of the meeting shall have the votes counted immediately.

Article 77	If votes are counted at a general meeting of shareholders, the result of the count shall be recorded in the minutes.
The meeting records, together with the shareholders' attendance lists and proxy forms, shall be kept at the domicile of the Company.
Article 78
Copies of the minutes of proceedings shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder requests for a copy of such minutes from the Company, the Company shall send a copy of such minutes to him/her within seven (7) days upon the receipt of reasonable fees.

Chapter 9 Special Procedures for Voting by a Class of Shareholders

Article 79	Shareholders who hold different classes of shares shall be class shareholders.
Class shareholders shall enjoy rights and assume obligations in accordance with laws, administrative regulations and the Articles of Association.
Article 80
Rights conferred on any class shareholder shall not be varied or abrogated except with the approval of a special resolution of shareholders in a general meeting and by holders of shares of that class at a separate meeting conducted in accordance with Article 83 to 87.

Article 81	The following circumstances shall be deemed to be variation or abrogation of the rights attaching to a particular class of shares:

(1)   to increase or decrease the number of shares of that class, or to increase or decrease the number of shares of a class having voting or distribution rights or privileges equal or superior to those of the shares of that class;

(2) to exchange all or part of the shares of that class for shares of another class or to exchange or to create a right to exchange all or part of the shares of another class for shares of that class;
(3) to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of that class;
(4) to reduce or remove preferential rights attached to shares of that class to receive dividends or to the distribution of assets in the event that the Company is liquidated;
(5) to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of that class;
(6) to remove or reduce rights to receive payment payable by the Company in specific currencies attached to shares of that class;
(7) to create a new class of shares having voting or distribution rights or privileges equal or superior to those of the shares of that class;
(8) to restrict the transfer or the ownership of shares of that class or to increase the types of restrictions attaching thereto;
(9) to issue rights to subscribe for, or to convert the existing shares into, shares in the Company of that class or another class;
(10) to increase the rights or privileges of shares of another class;
(11) to restructure the Company in such a way so as to result in the disproportionate distribution of obligations between the various classes of shareholders; and
(12) to vary or abrogate the provisions of this Chapter.
Article 82
Affected class shareholders, whether or not otherwise having the right to vote at the general meeting of shareholders, shall have the right to vote at class meetings in respect of matters concerning items (2) to (8) and items (11) to (12) of Article 82 hereof, but interested shareholders shall not be entitled to vote at such class meetings.

The interested shareholder referred to in the preceding paragraph means:

(1)   in the case of a repurchase of shares by way of a general offer to all shareholders of the Company on a pro rata basis or by way of public dealing on a securities exchange pursuant to Article 25 hereof, an "interested shareholder" is a controlling shareholder as defined in Article 47 hereof;

(2)   in the case of a repurchase of shares by way of a contractual agreement outside the securities exchange pursuant to Article 25 hereof, an "interested shareholder" is a holder of the shares to which the proposed agreement relates; and

(3)   in the case of a restructuring of the Company, an "interested shareholder" is a shareholder who assumes a relatively lower proportion of obligation than the obligations imposed on shareholders of that class under the proposed restructuring or who has an interest in the proposed restructuring different from the general interest of the shareholders of that class.

Article 83
Resolutions of a class of shareholders shall be passed by votes representing two-thirds or more of the voting rights of shareholders of that class represented at the relevant meeting who, according to Article 83, are entitled to vote thereat.

Article 84
A written notice of a class meeting in respect of the matters to be considered at such meeting as well as the date and the place of the class meeting shall be given to all shareholders who are registered as holders of that class in the register of shareholders forty-five (45) days before the date of the class meeting. A shareholder who intends to attend the class meeting shall deliver his/her written reply in respect thereof to the Company twenty (20) days before the date of the class meeting.

If the shareholders who intend to attend such class meeting represent one-half or more of the total number of shares of that class which have the right to vote at such meeting, the Company may hold the class meeting; if not, the Company shall within five (5) days give the shareholders further notice of the matter to be considered as well as the date and the place of the class meeting by way of public announcement. The Company may then hold the class meeting after such public announcement has been made.

Article 85	Notice of class meetings need only be delivered to shareholders entitled to vote thereat.

Class meetings shall be conducted in a manner which is as similar as possible to that of general meetings of shareholders. Provisions of the Articles of Association relating to the manner for the conduct of general meetings of shareholders are also applicable to class meetings.

Article 86	Apart from the holders of other classes of shares, the holders of domestic-invested shares and overseas-listed foreign-invested shares shall be deemed to be holders of different classes of shares.
The special procedures for approval by a class of shareholders shall not apply in the following circumstances:

(1)   where the Company issues, upon the approval by special resolution of its shareholders in a general meeting, either separately or concurrently once every twelve (12) months, not more than 20% of each of its issued and outstanding domestic-invested shares and overseas-listed foreign-invested shares; and

(2)   where the Company's plan to issue domestic-invested shares and overseas-listed foreign-invested shares at the time of its establishment is carried out within fifteen (15) months from the date of approval of the securities regulatory authority of the State Council.

Chapter 10 Board of Directors

Article 87
The Company shall have a board of directors consisting of fifteen (15) directors. External directors shall account for one-half or more of the total number of directors in the board. There shall be one (1) Chairman and one (1) or two (2) Vice chairman in the board of directors.

The board of directors shall set up special committees in respect of areas including strategy, audit, nomination, remuneration and appraisal. Such special committees shall be composed of directors, among which, in the audit, nomination, remuneration and appraisal committees, independent directors shall account for the majority and the convener shall be an independent director.

Article 88
Directors shall be elected at the general meeting of shareholders and each board shall have a term of three (3) years. At the expiry of the term of office of a director, the term is renewable upon re-election.

Except for directors whose term of office will expire (or as elected by the board of directors), a written notice of the intent of candidates nominated for directors and the candidates' clear indication of their acceptance of nomination shall be delivered to the Company after the date of delivery of the notice of the general meeting of shareholders at which the director is to be elected and at least seven (7) days before the date of such meeting.

The Chairman and Vice chairman of the board shall be elected or dismissed with the approval of the majority of all directors. The Chairman and Vice chairman shall have a term which is the same as that of other directors and is renewable upon re-election.

The general meeting of shareholders may dismiss any director prior to the expiry of his/her term of office by adopting a ordinary resolution in accordance with relevant laws and administrative regulations (but the director's right to raise any claim in accordance with any contract shall not be affected).

If an independent director has failed to attend a board meeting personally on three consecutive occasions, or a director has neither attended the meeting personally nor appointed another director to attend on his/her behalf on two consecutive occasions, the board of directors shall propose in a general meeting of shareholders to remove and replace this director.

Directors are not required to hold shares of the Company.
Article 89	A director may resign prior to the expiry of his/her term of office. In resigning his/her duties, a director shall submit a resignation report to the board of directors in writing.

If the resignation of a director causes the number of board members of the Company to fall below the minimum number of members to form a quorum, the resignation of this director shall be effective only after the succeeding director has filled his/her vacancy. The board of directors shall call an extraordinary general meeting as soon as possible to elect a director to fill the vacancy caused by his/her resignation. Before the assumption of office by the re-elected director, the original director shall perform his/her duties as a director in accordance with the laws, administrative regulations and these Articles.

Article 90
Independent directors shall account for one-third of the board members of the Company, of which at least one (1) person shall be an accounting professional. Independent directors shall faithfully discharge their duties to safeguard the interests of the Company, with particular focus on the protection of the legitimate rights and interests of the public shareholders.

Independent directors shall perform their duties independently and shall not be affected by the major shareholders and de facto controller of the Company or any company or individual having interests in the Company and its major shareholders and de facto controller.

Article 91	The following basic requirements shall be met in order to be an independent director:
(1) qualified to be a director of a listed company under the laws, administrative regulations and other relevant requirements;
(2) has the independence required by relevant laws, administrative regulations and departmental provisions;
(3) has the basic knowledge of the operation of a listed company, familiar with relevant laws, administrative regulations, provisions and rules;

(4) has five (5) years or more of legal or financial experience or other experience in performing the duties of an independent director; and
(5) other requirements provided in the Articles of Association.
Article 92
The board of directors, the supervisory committee or shareholders who individually or jointly hold 1% or more of the issued shares of the Company may nominate candidates for independent directors who shall be determined by election in the general meeting of shareholders.

Article 93
Any material related party transaction or the engagement or dismissal of the accountants of the Company shall be submitted to the board of directors for consideration upon the approval by one-half or more of the independent directors. Independent directors shall seek the consent of one-half or more of the independent directors in submitting proposals to the board of directors for the convening of extraordinary general meetings and board meetings and in calling for the collection of voting rights from shareholders prior to convening of the general meeting of shareholders. Independent directors may, with the approval of all independent directors, appoint external audit and advisory bodies to audit and give advice on specific issues of the Company and the expenses incurred shall be borne by the Company.

Article 94
Independent directors shall attend board meetings according to schedule in order to understand the production, management and operational conditions of the Company, undertake proactive investigations and have access to circumstances and information necessary for decision making. Independent directors shall submit to the Company's annual general meeting of shareholders an annual report of all independent directors which shall describe their performance of duties.

Article 95
The Company shall establish a system for independent directors and the secretary of the board of directors shall actively coordinate with independent directors in their performance of duties. The Company shall ensure that independent directors enjoy the right to access information same as that of other directors and provide them with relevant materials and information in a timely manner and reports of the Company's operational conditions on a regular basis. When necessary, the Company may arrange independent directors for site inspection.

Article 96
The term of office of an independent director shall be the same as that of other directors. At the expiry of the term of office, the term is renewable upon re-election. However, the term of office upon re-election shall not be more than six (6) years. An independent director shall not be dismissed without any proper reason prior to expiry of his/her term of office. Where an independent director is dismissed before his/her term of office expires, the Company shall disclose the information as a special disclosure. The independent director who has been dismissed may make a public statement if he/she deems that his/her removal by the Company is on unreasonable grounds.

Article 97
An independent director may resign prior to expiry of his/her term of office. In resigning his/her duties, an independent director shall submit a resignation report to the board of directors in writing to describe any circumstances relating to his/her resignation or any fact that he/she believes necessary to draw to the attention of the Company's shareholders and creditors.

If the resignation of an independent director causes the number of independent directors to fall below the minimum number of members to form a quorum, the independent director concerned shall continue to perform his/her duties pursuant to laws, administrative regulations and the provisions of these Articles before the assumption of office by the re-elected independent director. The board of directors shall convene a general meeting of shareholders to re-elect an independent director within two (2) months. In the case of failure to convene a general meeting of shareholders on time, the independent director concerned is not required to continue with his/her performance of duties.

Article 98	The board of directors shall be accountable to the general meeting of shareholders and shall assume the following functions and powers:
(1) to be responsible for the convening of the general meeting of shareholders and to report on its work to shareholders in general meetings;
(2) to implement resolutions of the general meeting of shareholders;
(3) to determine the Company's business plans and investment proposals;
(4) to formulate the Company's annual preliminary and final budgets;
(5) to formulate the Company's profit distribution plans and loss recovery plans;
(6) to formulate proposals on the increase or reduction in the Company's registered capital and the issuance of debentures of the Company;
(7) to draft plans for the merger, division, dissolution or change in corporate form of the Company;
(8) to determine the Company's internal management structure;

(9)   to appoint or remove the general manager of the Company, appoint or remove deputy general managers and Chief Financial Officer of the Company according to the recommendations of the general manager and decide on their remuneration matters;

(10) to set forth the Company's basic management system;
(11) to formulate proposals for any amendment of the Articles of Association;
(12) to set proposals for the amendment of the rules of procedures of the general meeting of shareholders;
(13) to determine matters on the Company's external guarantee under applicable laws and within the scope of authorization of the Articles of Association; and
(14) other functions and powers conferred by the Articles of Association or the general meeting of shareholders.

Other than the board resolutions in respect of the matters specified in items (6), (7), (11) and (13) which shall be passed by the affirmative vote of two-thirds or more of the directors, the board resolutions in respect of all other matters may be passed by the affirmative vote of the majority of the directors.

During the intersessional period of the board of directors, the chairman and vice chairman of the board may, as entrusted by the board of directors, jointly exercise some of the functions and powers of the board of directors which include:

(1) consideration and approval of motions on the establishment or cancellation of development and construction projects;
(2) consideration and approval of motions from the general manager on the appointment, removal and mobilization of the Company's departmental managers and the secondment of agency managers;

(3) consideration and approval of plans on the use of important funds;
(4) consideration and approval of motions on the establishment or cancellation of subsidiaries or branches; and
(5) consideration and approval of other particularly significant issues.
Article 99
All directors of the Company shall carefully treat and strictly control liability risks arising from external guarantee and shall adhere to the following principles in determining the Company's issues on external guarantee:

(1) the Company's provision of guarantee for another party shall adhere to the principles of equality, voluntariness, fairness, integrity and mutual benefit;

(2)   prior to determining the provision of guarantee for another party or deciding to submit the relevant issue to the general meeting of shareholders for consideration, the Company shall have a full understanding of the credit status of the party to be guaranteed and shall conduct a comprehensive analysis of the impact of the guarantee issue on the interests and risk of the Company;

(3) the Company can provide guarantee only to enterprises with good credit and proven repayment capacity; and
(4) the Company shall observe the stipulations of applicable laws and shall not provide guarantee for any party that is prohibited to be guaranteed by the Company under the laws.
Article 100
Unless otherwise prescribed in applicable laws and these Articles, the board of directors has the right to determine external guarantees in the amount of 5% to 20% of the Company's net assets in the consolidated financial statements for the latest accounting year. The chairman and vice chairman of the board have the right to jointly determine external guarantees in the amount of less than 5% of the Company's net assets in the consolidated financial statements for the latest accounting year.

Article 101
In disposing fixed assets, if the expected value of the fixed assets to be disposed of and the total value of the fixed assets already disposed of in four (4) months before the proposal of such disposal jointly exceed 33% of the fixed assets value shown in the latest balance sheet reviewed by the general meeting of shareholders, the board of directors shall not dispose of or approve the disposal of such fixed assets prior to the approval by the general meeting of shareholders.

The disposal of fixed assets referred to in this Article shall include the act of transferring certain rights and interests of assets, excluding the act of providing guarantee with fixed assets.
The effectiveness of transactions concerning the disposal of fixed assets conducted by the Company shall not be subject to the first clause of this Article.
Article 102	The chairman of the board of directors shall exercise the following functions and power:
(1) to preside over general meetings of shareholders and to convene and preside over the board of directors' meetings;
(2) to review on the implementation of resolutions passed by the board of directors' meetings;
(3) to sign the certificates of securities issued by the Company; and
(4) to exercise other powers conferred by the board of directors.

When the chairman of the board is unable to perform his/her functions and powers, he/she may assign the vice chairman to act on his/her behalf.
Article 103
Board meetings shall be convened by the chairman of the board at least twice a year and an official notice in respect of the time and venue of the meeting shall be given to all directors in writing ten (10) days before the date of the meeting. Shareholders representing 10% or more of the voting shares, or the chairman of the board, or one-third or more of the members of the board of directors, or the supervisory committee, or the general manager of the Company may submit proposals to the board of directors for the convening of an extraordinary general meeting. The chairman of the board shall convene and preside over the board meetings within ten (10) days upon the receipt of such proposal from shareholders representing 10% or more of the voting shares, or one-third or more of the members of the board of directors, or the supervisory committee, or the general manager of the Company.

The method and period of notification for the convening of regular and extraordinary board meetings:
(1) Where the time and venue of regular board meetings have been specified in advance by the board of directors, the notice of meeting is not required.

(2)   Where the time and venue of regular board meetings have not been specified in advance by the board of directors, the chairman of the board shall give a notice of the time and venue of the meeting to all directors and supervisors at least ten (10) to thirty (30) days in advance. For extraordinary board meetings, the chairman of the board shall give a notice of the time and venue of the meeting to all directors and supervisors at least three (3) days in advance. However, those to be convened under emergency conditions shall not be subject to the relevant restriction on the notice period. The relevant notice of board meetings referred to above shall be given to all directors and supervisors by telex, telegraph, fax, express or registered mail or by hand.

(3) The notice shall be given in Chinese, with English translation attached when necessary, and shall include the program and agenda of the meeting.

(4)   Where a director, who is present at the meeting, has not raised any objection that he/she has not been notified of the meeting before or at the meeting, such director shall be deemed to have notified of the meeting.

(5)   Regular or special board meetings may be held in the form of telephone conference or by means of similar communication facilities. So long as the directors who are present at the meeting can clearly listen to and communicate with other directors, all directors who are present at the meeting shall be deemed to have attended the meeting in person.

Article 104	Board meetings shall be conducted in Chinese.
Article 105	Board meetings shall be held only if the majority of the directors are present.
Each director shall have one (1) vote. Board resolutions must be voted for by the majority of all directors.
Article 106
Directors shall attend the board meeting in person. If a director is unable to attend the meeting in person due to some reasons, he/she may entrust another director in writing to attend the meeting on his/her behalf and the proxy letter shall specify the scope of the authority.

The director who attends the board meeting on behalf of another director shall exercise the right of the entrusting party within the scope of authorization. If any director fails to attend the board meeting or entrusts a proxy to be present on his/her behalf, he/she shall be deemed to have waived his/her voting rights at that meeting.

Article 107
The board of directors shall take minutes of all decisions made on the matters discussed at a board meeting. Directors present at the meeting and the recorder shall sign their names on the minutes. Directors shall be responsible for the resolutions of board meetings. If any resolution adopted by a board meeting violates the laws, administrative regulations, the Articles of Association or the resolution of the general meeting of shareholders and causes the Company to suffer from significant losses, the directors who voted for the resolution shall be liable for compensation to the Company while the directors who are certified by the minutes of the meeting having voted against the resolution are not liable for the losses.

Article 108
If the board of directors has delivered a motion to all directors and the directors who have given their signatures for consent have reached the required quorum for making such decision pursuant to these Articles, such motion may become a board resolution and no board meeting is required.

Chapter 11 Secretary of the Board of Directors

Article 109	The Company shall have a secretary of the board of directors who is a senior officer of the Company.
Article 110
The secretary of the board of directors shall be a natural person who has the requisite professional knowledge and experience, and shall be nominated by the board of directors. The main duties of the secretary are:

(1) to ensure that the Company has complete organizational documents and records;
(2) to ensure that the Company has prepared and delivered all reports and documents as required by the authorities in accordance with the laws; and

(3)   to ensure that the Company's register of shareholders is properly created and those persons who have the right to access the Company's records and documents can obtain such records and documents in a timely manner.

Article 111
The Company shall be active in establishing a sound working system for the management of investor relations and, by way of various approaches, take the initiative in strengthening communication and exchanges with shareholders, in particular the public shareholders. The secretary of the board of directors shall be specifically responsible for the management of investor relations of the Company.

Article 112
A director or other senior management personnel of the Company (excluding the Company's supervisors) may serve concurrently as the secretary of the board of directors. Accountants of an accounting firm appointed by the Company shall not serve concurrently as the secretary of the board of directors.

If an action is required to be taken by a director and the secretary of the board of directors respectively, a director who is also the secretary of the board shall not take such action in both capacities simultaneously.

Chapter 12 General Manager

Article 113	The Company shall have one (1) general manager. The general manager shall be appointed or removed by the board of directors.

Article 114	The general manager shall be accountable to the board of directors and exercise the following functions and powers:
(1) to be in charge of the production, operation and management of the Company, and to coordinate the implementation of resolutions of the board of directors;
(2) to organize the implementation of the Company's annual business plans and investment proposals;
(3) to draft plans for the establishment of the Company's internal management structure;
(4) to draft the Company's basic management system;
(5) to formulate specific regulations of the Company;
(6) to propose the appointment or dismissal of the Company's deputy general managers and Chief Financial Officer;
(7) to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors; and
(8) other powers conferred by the Articles of Association and the board of directors.
Article 115	The general manager may attend board meetings as a non-voting attendee. A general manager who is not a director does not have any voting rights at board meetings.
Article 116	The general manager shall act honestly and diligently in accordance with the laws, administrative regulations and the Articles of Association when performing their functions and powers.

Chapter 13 Supervisory Committee

Article 117	The Company shall have a supervisory committee.
Article 118
The supervisory committee shall comprise six (6) persons, of which two of them shall serve as the chairman and vice chairman of the supervisory committee respectively. External supervisors shall account for one-half or more of the total number of supervisors in the committee. The supervisory committee shall have a term of three (3) years and the term is renewable upon re-election.

The election or removal of the chairman and vice-chairman of the supervisory committee shall be determined by two-thirds or more of the members of the supervisory committee.
Article 119
The supervisory committee shall be comprise four (4) shareholder representatives and two (2) representatives of workers and staff of the Company. Shareholder representatives shall be elected and removed by shareholders in general meetings while the election and removal of representatives of workers and staff shall be determined through democratic elections organized by the Company's workers and staff.

Article 120	Neither a director nor a senior officer of the Company may serve concurrently as a supervisor.
Article 121
Supervisors' meetings shall be convened at least once every six months. A supervisor may propose for the convening of an extraordinary supervisors' meeting. The chairman of the supervisory committee is responsible to convene and preside over supervisors' meetings. Where the chairman is unable or fails to perform his/her duties, the vice chairman of the supervisory committee shall convene and preside over supervisors' meetings. Where the vice chairman is unable or fails to perform his/her duties, supervisors' meetings shall be convened and presided over by the majority of the supervisors.

Article 122	The supervisory committee shall be accountable to the general meeting of shareholders and exercise the following functions and powers in accordance with the laws:
(1) to review the Company's financial position;

(2)   to supervise the performance of duties by the directors and senior management personnel and to advise on the dismissal of directors and senior management personnel who are in breach of the laws, administrative regulations, the Articles of Association and resolutions of the general meeting of shareholders;

(3) to demand the directors, general manager and other senior management personnel to rectify their error if they have acted in a harmful manner to the Company's interest;

(4)   to check and inspect the financial information such as the financial report, business report and plans for distribution of profits to be submitted by the board of directors to the general meeting of shareholders and to authorize, in the Company's name, publicly certified and practicing accountants to assist in the review on such information should any doubt arise in respect thereof;

(5) to check periodic reports of the Company as prepared by the board of directors and to give their opinion in writing;

(6)   to propose to convene an extraordinary general meeting and, where the board of directors fails to perform its duties to convene or preside a general meeting of shareholders, to convene or preside the general meeting of shareholders;

(7) to represent the Company in negotiations with or in bringing actions against a director;

(8)   to conduct investigations when an abnormal operation of the Company is found and, when necessary, may appoint professional institutions, including accounting and legal firms, to assist its work; and

(9) other functions and powers conferred by law, administrative regulations, the Articles of Associations and the general meeting of shareholders.
Supervisors shall attend board meetings.
Article 123
Resolutions of the supervisory committee shall be valid only when passed by the affirmative vote of two-thirds or more of the supervisors. Minutes shall be taken for supervisors' meetings and be signed by the attending supervisors and the recorder.

Supervisors have the right to ask to keep their comments made at the meeting in the minutes. Minutes of the supervisors' meetings shall be kept properly as an important file of the Company.
Article 124
All reasonable fees incurred in respect of the engagement of professionals, including lawyers, certified public accountants and practicing auditors, which are required by the supervisory committee in the exercise of its functions and powers shall be borne by the Company.

Article 125	A supervisor shall perform his duties faithfully in accordance with the laws, administrative regulations and the provisions of the Articles of Association.

Chapter 14 Qualifications and Obligations of
Directors, Supervisors, General Manager and
Other Senior Management Personnel

Article 126	A person may not serve as a director, supervisor, general manager or senior officer of the Company if any of the following circumstances apply:
(1) a person who does not have or who has limited capacity for civil conduct;

(2)   a person who has been found guilty of for corruption, bribery, infringement or misappropriation of property or other crimes which destroy the social economic order, and the sentence is enforced for less than five (5) years or a person who has been deprived of his/her political rights and not more than five (5) years have elapsed since the sentence was served;

(3)   a person who is a former director, factory manager or manager of a company or enterprise which has been dissolved or put into liquidation as a result of mismanagement and who was personally liable for the winding up of such company or enterprise, where less than three (3) years have elapsed since the date of completion of the insolvent liquidation of the company or enterprise;

(4)   a person who is a former legal representative of a company or enterprise the business license of which was revoked due to violation of law and who are personally liable, where less than three (3) years have elapsed since the date of the cancellation of the business license;

(5) a person who has a relatively large amount of debts which have become due and outstanding;
(6) a person who is currently under investigation by the judicial authorities for violation of criminal law;
(7) a person who, according to laws and administrative regulations, cannot act as a leader of an enterprise;
(8) a person other than a natural person; and

(9)   a person who has been adjudged by the competent authority for violation of relevant securities regulations and such conviction involves a finding that such person has acted fraudulently or dishonestly, where less than five (5) years have elapsed since the date of such convictions.

Article 127	Independent directors must have independence and the following people shall not act as an independent director:

(1)   persons employed by the Company or its subsidiaries and their immediate family members and major social connections (immediate family members mean spouse, parents and issues, etc. and major social connections mean siblings, parents-in-law, sons/daughters-in-law, spouse of siblings, siblings of spouse, etc.);

(2) natural person shareholders who directly or indirectly hold 1% or more of the Company's issued shares or who are top ten shareholders and their immediate family members;

(3) persons employed by the shareholder company who directly or indirectly hold 5% or more of the Company's issued shares or who are top five shareholders and their immediate family members;
(4) persons who once belonged to the preceding three items in the past year;
(5) persons who provide financial, legal or consulting service to the Company or its subsidiaries; and
(6) other persons determined by the securities regulatory authority of the State Council.
Article 128
Where the directors, general manager and other senior management personnel of the Company act on behalf of the Company, the effectiveness of such act against any third party acting in good faith shall not be affected by the non-compliance in terms of incumbency, election or qualification of such person.

Article 129
Apart from the obligations prescribed in the laws, administrative regulations or listing rules of the securities exchange where the Company's shares are listed, the director, supervisor, general manager and other senior management personnel of the Company shall also assume the following obligations towards every shareholder, when exercising their functions and powers granted by the Company:

(1) not operating business beyond the business scope specified in the Company's business license;
(2) acting in good faith with a view to maximize the Company's interests;
(3) not depriving the Company of its properties by any means, including (but not limited to) favorable opportunities for the Company; and

(4)   not depriving shareholders of personal rights and interests, including (but not limited to) the rights of distribution and voting, excluding the restructuring of the Company submitted to the general meeting of shareholders for approval pursuant to the Articles of Association.

Article 130
When exercising their rights or performing their obligations, the director, supervisor, general manager and other senior management personnel of the Company shall be responsible for behaving with prudence, diligence and skills a reasonably prudent person would exercise under similar circumstances.

Article 131
When performing their duties, the director, supervisor, general manager and other senior management personnel of the Company shall observe the principle of good faith, and shall not place themselves in a position where their interest may conflict with their obligations. The principle includes (without limitation) the following obligations:

(1) acting in good faith with a view to maximize the Company's interests;
(2) exercising rights within the scope of authority, without exceeding such scope;

(3)   personally exercising the discretionary power without manipulated by other persons; the discretionary power shall not be assigned to any other person, unless as approved by law, administrative regulations, or the informed general meeting of shareholders;

(4) equally treating shareholders of the same class and fairly treating those of different class;

(5)   except as otherwise provided in the Articles of Association or approved by the informed general meeting of shareholders, not to sign contracts, conduct transactions or make arrangements with the Company;

(6) without approval of the informed general meeting of shareholders, not to utilize the Company's property by any means for their own interests;

(7)   not to take advantage of the position to accept bribes or other illegal income, or misappropriate the property of the Company by any means, including (but not limited to) favorable opportunities for the Company;

(8) without approval of the informed general meeting of shareholders, not to accept commissions related to the Company's transactions;

(9)   observing the Articles of Association, faithfully performing their responsibilities and protecting interests of the Company, and not to take advantage of their position and power to seek personal interests;

(10) without approval of the informed general meeting of shareholders, not to compete with the Company by any means;

(11)   not to misappropriate the Company's funds or to lend such funds to other persons, not to deposit the Company's funds in the account opened in personal name or otherwise, or utilize the assets of the Company to provide guarantee for the personal debt of the Company's shareholders or other persons; and

(12)   without approval of the informed general meeting of shareholders, not to reveal the confidential information of the Company gained during their term of office; unless for the interest of the Company, not to take advantage of such information, however, in any one of the following circumstances; such information may be disclosed to the court or other governmental authorities:

1. provided by law;
2. required for public interests; and
3. required by the director, supervisor, general manager and other senior management personnel for his/her own interests.
Article 132
The director, supervisor, general manager and other senior management personnel of the Company shall not instigate the following persons or institutions (collectively "related persons") to do anything that they are forbidden to do:

(1) the spouse or minor children of the director, supervisor, general manager and other senior management personnel of the Company;
(2) trustees of the director, supervisor, general manager and other senior management personnel of the Company and those specified in item (1) of this Article;
(3) partners of the director, supervisor, general manager and other senior management personnel of the Company and those specified in items (1) and (2) of this Article;

(4)   companies in which the director, supervisor, general manager and other senior management personnel of the Company, whether alone or jointly with those specified in items (1), (2) and (3) of this Article or other directors, supervisors, general manager and other senior management personnel of the Company, has de facto controlling interest; and

(5) the directors, supervisors, general managers and other senior management personnel of the controlled companies specified in item (4) of this Article.
Article 133
The obligations of good faith of the director, supervisor, general manager and other senior management personnel of the Company shall not necessarily terminate upon expiration of their term of office, and their obligations to hold the business secrets of the Company confidential shall remain valid after the expiration of their tenures of office. The duration of other obligations shall be decided in accordance with the principle of fairness, depending on the interval between the date when an event arises and the date when they leave their post, and depending on the circumstances and conditions under which their relationship with the Company terminates.

Article 134
The responsibilities borne by the director, supervisor, general manager and other senior management personnel of the Company due to violation of a certain obligation may be discharged by the informed general meeting of shareholders, with the exception of the circumstances specified in Article 46 of these Articles.

Article 135
Where the director, supervisor, general manager and other senior management personnel of the Company has direct or indirect material interest with the contracts, transactions or arrangements (except the employment contracts between the Company and its directors, supervisors, general manager and other senior management personnel) signed or planned by the Company, such person shall notify the board of directors of the nature and degree of the interest as soon as possible, regardless of whether such matter, in general, shall be subject to approval of the board of directors.

Unless the interested directors, supervisors, general manager and other senior management personnel have informed the board of directors of the matter in accordance with the requirements specified in the preceding paragraph, and the board of directors has approved it at a meeting where such persons are neither included in the quorum nor participated in the voting, the Company has the right to cancel such contracts, transactions or arrangements, save the counterparty is an innocent party who is unaware of the violation of their obligations by the related directors, supervisors, general manager and other senior management personnel.

When the related persons of the director, supervisor, general manager and other senior management personnel of the Company have an interest with a certain contract, transaction or arrangement, it shall be deemed that the director, supervisor, general manager and other senior management personnel have an interest as well.

Article 136
Before a contract, transaction or arrangement is first taken into consideration by the Company, if the interested directors, supervisors, general manager and other senior management personnel of the Company have notified the board of directors in writing form, declaring that because of the reasons specified in the notification, they have an interest with the contract, transaction or arrangement of the Company in the future, it shall be deemed that they have made the disclosure as required in the preceding article hereof, within the scope of the disclosure of the notification.

Article 137	The Company shall not pay taxes for its directors, supervisors, general manager and other senior management personnel by any means.
Article 138
The Company shall not, directly or indirectly, provide loans or loan guarantee for the directors, supervisors, general manager and other senior management personnel of the Company and its holding company, nor shall it provide the same to their related persons.

This Article shall be inapplicable to the following circumstances:
(1) the Company provides loans or loan guarantee for its subsidiaries;

(2)   pursuant to the employment contracts approved by the general meeting of shareholders, the Company provides loans, loan guarantee or other funds for its directors, supervisors, general manager and other senior management personnel, to enable them to make payment for the Company or for the expenses arising from the performance of their duties; and

(3)   if the ordinary course of business of the Company includes the lending of money or the giving of guarantees, the Company may provide loans or loan guarantee for its directors, supervisors, general manager and other senior management personnel and their related persons in the ordinary course of its business on normal commercial terms.

Article 139	Where the Company provides loans in violation of the preceding article, the payee shall return the loans immediately, regardless of the loan conditions.
Article 140
The Company shall be free of compulsory execution of the loan guarantee if it provides such loan guarantee in violation of the first clause of Article 139 of this Chapter, except for the following circumstances:

(1)   when providing loans to the related persons of the director, supervisor, general manager and other senior management personnel of the Company and its holding company, the provider is not aware of the circumstances; and

(2) the collateral provided by the Company has been legally sold by the loan provider to a purchaser acting in good faith.
Article 141	The guarantee referred to in the preceding article includes the activities whereby the guarantor bears the responsibility or provides property to ensure the obligation performance of the guarantee.
Article 142
In case when the director, supervisor, general manager and other senior management personnel of the Company violate their obligations towards the Company, apart from the rights and remedial measures provided by law and administrative regulations, the Company has the right to take the following measures:

(1) requiring relevant directors, supervisors, general manager and other senior management personnel to compensate the Company for the losses resulted from their dereliction of duty;

(2)   cancelling any contract or transaction between the Company and relevant directors, supervisors, general manager and other senior management personnel and that between the Company and a third party (if the third party have known or should have known that the relevant directors, supervisors, general manager and other senior management personnel had violated their obligations towards the Company);

(3) requiring relevant directors, supervisors, general manager and other senior management personnel to hand over the proceeds generated in violation of their obligations;

(4)   recovering related directors, supervisors, general manager and other senior management personnel for the funds that originally should be collected by the Company, including (but not limited to) commissions; and

(5)   requiring relevant directors, supervisors, general manager and other senior management personnel to return the interest generated by or possibly generated by the fund that originally should be turned over to the Company.

Article 143
With the prior approval of the general meeting of shareholders, the Company shall sign written contracts with its directors and supervisors in respect of compensation. The matter of compensation aforesaid includes:

(1) compensation of directors, supervisors or senior management personnel of the Company;
(2) compensation of directors, supervisors or senior management personnel of the Company's subsidiaries;
(3) compensation of other services supporting the management of the Company and its subsidiaries; and
(4) compensatory amounts for the loss of office or retirement of a director or supervisor.
Except for the aforesaid contracts, the director and supervisor shall not file any lawsuit against the Company and claim the benefits they shall obtain for the foregoing matters.
Article 144
The compensation contracts between the Company and its directors and supervisors shall provide that when the Company is acquired, with the prior approval of the general meeting of shareholders, directors and supervisors of the Company have the right to obtain the compensatory or other amounts to which they are entitled due to losing their post or retirement. The acquisition referred to above means any one of the following circumstances:

(1) any person makes an offer of acquisition to all shareholders; and
(2) any person makes an offer of acquisition with the aim to make the offer become the controlling shareholder of the Company. The controlling shareholder is defined in Article 47 hereof.

If relevant directors and supervisors violate the provisions of this Article, any fund received by them shall be owned by the persons who accept the foregoing offer and sell their shares and meanwhile the directors and supervisors shall bear the expense incurred by allocation of the fund proportionally. The expenses shall not be subtracted from the fund.

Chapter 15 Financial and Accounting Systems and Profit Distribution

Article 145
The Company shall establish its financial and accounting systems in accordance with laws, administrative regulations and the provisions of PRC accounting standards formulated by the competent financial authority of the State Council.

Article 146	At the end of each accounting year, the Company shall prepare a financial and accounting report which shall be audited by an accounting firm in a manner prescribed by laws.
Article 147
The board of directors of the Company shall place before the shareholders at every annual general meeting such financial reports which the relevant laws, administrative regulations and directives promulgated by local governments and competent authorities require the Company to prepare.

Article 148
The Company shall make the financial report available at the Company for examination by its shareholders twenty (20) days prior to the convening of the annual general meeting of shareholders. Every shareholder of the Company has the right to obtain the financial report mentioned in this Chapter.

The Company shall send the board of directors' report and the aforesaid report to each holder of overseas-listed foreign-invested shares by pre-paid post at least twenty-one (21) days prior to the convening of the annual general meeting of shareholders, and the address registered in the register of shareholders shall be the address of the recipient.

Article 149
The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting standards and regulations, be prepared in accordance with international accounting standards. If there is any material difference between the financial statements prepared respectively in accordance with the two accounting standards, such difference shall be stated in the notes of the financial statements. In distributing its profits after tax for the relevant accounting year, the lower of the two amounts shown in the aforesaid financial statements shall be adopted.

Article 150
Interim results, annual results or relevant financial information to be announced or disclosed by the Company shall be prepared in accordance with PRC accounting standards and regulations and also in accordance with the international accounting standards.

Article 151
The Company shall publish its financial reports four (4) times in each accounting year, that is, the report for the first quarter shall be published within thirty (30) days after the end of the first three (3) months of each accounting year, the interim financial report shall be published within sixty (60) days after the end of the first six (6) months of each accounting year, the report for the third quarter shall be published within thirty (30) days after the end of the first nine (9) months of each accounting year, and the annual financial report shall be published within one hundred and twenty (120) days after the end of each accounting year.

Article 152	The Company shall not have any account book except its statutory ones.
Article 153	The capital reserve includes the following items:
(1) the premium gained from shares issuance in excess of the par value; and
(2) other incomes that shall be included into the capital reserve as required by the competent financial authority of the State Council.
Article 154	In allocating dividends after taxes are paid in accordance with the provisions of the taxation law, the principle of the Company is:

(1)   The after-tax profits of the Company shall be first used for making up losses on the previous year. No profit shall be available for allocation before losses on the previous year are covered. Undistributed profits in the previous year may be incorporated into the profits of the current year for allocation.

(2) After making up the losses, the Company's after-tax profits shall be allocated in the following order of priority pursuant to relevant laws:
1. contributing to the statutory reserve fund;
2. contributing to the discretionary reserve fund; and
3. paying dividends to shareholders of ordinary shares.

(3)   When allocating the after-tax profits of the current year, the Company shall allocate 10% of its profits to the statutory reserve fund. Where the accumulated statutory reserve fund of the Company has reached 50% or more of the registered capital of the Company, no allocation is needed.

(4)   The proposal for allocating profits to the discretionary reserve fund and for paying dividends to shareholders of ordinary shares mentioned in item (2) of this Article shall be drafted by the board of directors and shall be approved by shareholders in the general meeting.

Article 155
The Company shall establish and maintain a consistent and stable profit distribution policy, where positive distribution methods (including without limitation giving preference to payment of cash dividends) shall be used to ensure reasonable returns of investment for the shareholders while taking into account the long-term interests of the Company, the interests of all the shareholders as a whole and the reasonable funding requirements and sustainable development of the Company. The Company may pay dividends in cash, stock or a combination of both. The Company may distribute interim cash dividends when it deems appropriate.

Article 156
The Company may pay cash dividends in any year when its earnings and accumulated undistributed profits are positive and its cash flows are sufficient for the normal conduct of business and sustainable development of the Company, provided that the profits to be distributed by the Company in cash shall, in principle, not be less than 50% of the distributable profits realized in that year as indicated in the consolidated accounts.

Where the Company operates well and the Board believes that the Company's share price does not match with its equity scale and that the distribution of cash dividends will be conducive to the interest of the Company and its shareholders as a whole, then subject to satisfying the condition for cash dividends as mentioned above, the Company may propose to profit distribution policy for cash dividends.

The profit distribution plan of the Company shall be prepared by the management and submitted to the Board and the Board of Supervisors for approval. The Board shall fully discuss the reasonableness of the plan and submit its decision to the general meeting for approval. Where the Company decides not to pay cash dividends under special circumstances, the Board shall explain the reasons for not paying cash dividends and clarify the purpose of use of the Company's retained earnings, its anticipated investment income, etc.. Such clarification and explanation, along with the comments on them from the independent directors, shall be submitted to the general meeting for approval and to make disclosure.

With respect to any adjustment to the Company's profit distribution policy, the Board shall conduct a special discussion to demonstrate the reasons for such adjustment and form a report to be reviewed by the independent directors, which shall then be submitted to the general meeting for approval by way of special resolution.

Where the Board does not propose distribution of cash dividends despite the profitability of the Company or where the Company adjusts its cash dividend policy, online voting shall be made accessible to the shareholders in determining such proposal(s).

After the resolution in respect of the profit distribution plan is approved at the general meeting, the Board shall complete the distribution of dividends (or bonus shares) within two months after the meeting.

The Company shall establish various channels of communication to grant the minority shareholders an opportunity to give their opinions on the Company's profit distributions and the changes in the Company's profit distribution policy.

Article 157
The Company shall calculate and declare dividends and other payments in Renminbi. Cash dividends and other cash distributions which are payable to holders of domestic-invested shares shall be paid in Renminbi. Cash dividends and other distributions which are payable to holders of foreign-invested shares shall be paid in US Dollars. However, those payable to holders of foreign-invested shares traded on the Hong Kong Stock Exchange shall be paid in Hong Kong Dollars.

Where dividends or other distributions are paid in a currency other than Renminbi, the applicable exchange rate shall be the average benchmark rate for the relevant foreign currency determined by the Peoples' Bank of China in two (2) working days during the week prior to the announcement of payment of such dividends or other distributions.

Article 158
The Company shall appoint receiving agents for holders of the overseas-listed foreign-invested shares. Such receiving agents shall receive dividends which have been declared by the Company and other amounts which the Company should pay to holders of the overseas-listed foreign-invested shares on such shareholders' behalf.

The receiving agents appointed by the Company shall meet the relevant requirements of the laws of the place at which the securities exchange on which the shares are listed is located or the relevant regulations of such securities exchange. The receiving agents appointed for holders of the overseas-listed foreign-invested shares traded on the Hong Kong Stock Exchange shall each be a company registered as a trust company under the Trustee Ordinance of Hong Kong.

Any amount paid up by shareholders for any shares prior to the call on shares may be entitled to interests. However, shareholders are not entitled to any interest declared thereafter in respect of their prepayments.

Chapter 16 Appointment of Accounting Firms

Article 159	The Company shall appoint an independent firm of accountants which is qualified under the relevant regulations of the State to audit or review the financial reports of the Company.
Article 160	The term of appointment of the accounting firm shall begin at the close of the current annual general meeting of shareholders and end at the close of the next annual general meeting of shareholders.
Article 161	The accounting firm appointed by the Company shall enjoy the following rights:

(1)   examining the books, records and vouchers of the Company at any time, and requiring the directors, general manager or other senior management personnel of the Company to provide relevant information and explanations;

(2) requiring the Company to adopt all reasonable measures to obtain from its subsidiaries information and explanations that are required for the performance of duties; and

(3)   attending the general meeting of shareholders, receiving notice of general meeting of shareholders or other information in relation to the general meeting of shareholders and giving speeches at the meeting with regard to matters involving its duties as an accounting firm appointed by the Company.

Article 162
If a vacancy occurs on the post of accounting firm, the board of directors may appoint an accounting firm to fill such vacancy before the convening of the general meeting of shareholders. Any other accounting firm which has been appointed by the Company may continue to act during the period during which a vacancy arises.

Article 163
The general meeting of shareholders may decide to dismiss an accounting firm by adopting ordinary resolution before the expiration of the term of office of the accounting firm, regardless of the terms and conditions of the contract between the accounting firm and the Company. If the relevant accounting firm has the right to make claim to the Company due to its dismissal, such right shall not be affected.

Article 164
The compensation of the accounting firm or the method of determining the compensation shall be decided by the general meeting of shareholders. The compensation of the accounting firm appointed by the board of directors shall be decided by the board of directors.

Article 165
The decision on engaging, dismissing or not renewing the appointment of an accounting firm shall be made by the general meeting of shareholders, and reported to the securities regulatory authority of the State Council for filing.

If the general meeting of shareholders plans, by passing resolutions, to recruit a non-incumbent accounting firm to fill up any vacancy of the post of accounting firm, or renew the engagement of an accounting firm appointed by the board of directors to fill up the vacancy, or dismiss an accounting firm before the expiration of its term of office, the following provisions must be satisfied:

(1)   The relevant proposal on engagement or dismissal shall be sent to the accounting firm proposed to be engaged or proposing to leave the post or the firm which has left the post in the relevant accounting year before the issuance of the notice of general meeting of shareholders.

(2)   If the accounting firm about to leave the post makes a written statement, and asks the Company to inform the shareholders of its statement, unless the time of receiving the written statement is too late, the Company must adopt the following measures:

1. stating in the notice issued for making resolutions that the accounting firm about to leave the post has made a statement; and
2. sending the duplicate copy of the statement in the form of an attachment to the notice to shareholders in a way stipulated by the Articles of Association.

(3)   If the Company fails to send the statement of the relevant accounting firm according to the provisions of item (2) of this Article, the accounting firm may ask the statement be read at the general meeting of shareholders and make further appeal.

(4) An accounting firm about to leave the post has the right to attend the following meetings:
1. general meeting of shareholders at which its term of office shall expire;
2. general meeting of shareholders at which the vacancy due to its dismissal is to be filled up; and
3. general meeting of shareholders convened due to its resignation from its post.

The accounting firm about to leave the post has the right to receive all notices of the aforesaid meetings or other information in relation to the meetings and give speeches at the aforesaid meetings with regard to matters involving its duties as the previous accounting firm appointed by the Company.

Article 166
Prior notice shall be given to the accounting firm if the Company decides to remove such accounting firm or not to renew the appointment thereof. Such accounting firm has the right to make representations at the general meeting of shareholders. Where the accounting firm resigns from its position, it shall make clear to the shareholders in a general meeting whether there has been any impropriety on the part of the Company.

An accounting firm may resign its office by depositing at the Company's legal domicile a resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice. Such notice shall contain the following statements:

1. a statement to the effect that there are no circumstances connected with its resignation which it considers should be brought to the notice of the shareholders or creditors of the Company; or
2. a statement of any such circumstances.

The Company shall send copies of the aforesaid written notice to relevant competent authorities within fourteen (14) days from the date of receiving the aforesaid notice. If the notice carries the statements mentioned in item (2) of the preceding clause, the Company shall deposit the duplicate copy of the statements in the Company for shareholders' reference. The Company shall also send the duplicate copy of the aforesaid statements to each shareholder of overseas-listed foreign-invested shares by prepaid post, and the address registered in the register of shareholders shall be the address of the recipient.

If the resignation notice of an accounting firm carries any statement stated in item (2) above, the accounting firm may ask the board of directors to convene an extraordinary general meeting of shareholders to listen to its explanation on relevant circumstances of its resignation.

Chapter 17 Merger and Division

Article 167
For a merger or division of the Company, the board of directors shall put forward a proposal, and the formalities for approval shall be handled according to law after the proposal has been adopted according to the procedures specified in these Articles. Shareholders who oppose the Company's merger or division plans have the right to ask the Company or the shareholders who approve the merger or division plans to purchase their shares at a fair price. The contents of the resolution on the merger or division of the Company shall be made into special document, which shall be available for shareholders and shall be sent by prepaid post to holders of the overseas-listed foreign-invested shares. The address registered in the register of shareholders shall be the address of the recipient.

Article 168	The merger of the Company may take the form of either merger by absorption or merger by the establishment of a new company.

In the case of a merger of the Company, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days from the date of adoption of the resolution on the merger and shall publish a public announcement in newspaper within thirty (30) days from the date of the resolution.

After the merger of the Company, the claims and debts of the parties to the merger shall be assumed by the surviving company or the newly established company.
Article 169	In the case of a division of the Company, its assets shall be divided accordingly.

In the case of a division of the Company, the parties to the division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days from the date of adoption of the resolution on the division and shall publish a public notice in newspaper within thirty (30) days from the date of the resolution.

The companies which exist after the division shall be jointly and severally liable for the debts of the Company prior to the division, except when the Company has reached a written agreement on debt settlement with the creditors before the division.

Article 170
Where a merger or division of the Company involves any change in the registered items, such changes shall be registered with the company registration authority according to law. Where the Company is dissolved, cancellation of the Company's registration shall be carried out according to law. Where a new company is incorporated, the registration of the Company's establishment shall be carried out pursuant to law.

Chapter 18 Dissolution and Liquidation

Article 171	The Company shall be dissolved and liquidated according to law upon the occurrence of any one of the following events:
(1) the period of business expires;
(2) a resolution regarding the dissolution is passed by the general meeting of shareholders;
(3) dissolution is necessary due to a merger or division of the Company;
(4) the Company is legally declared insolvent due to its failure to repay debts as they become due;
(5) the Company is revoked of its business license, ordered to be closed down or deregistered according to law; and

(6)   where the Company encounters serious difficulties in its operation and management, its continued existence causes material harm to shareholders' interest, and the problems could not be solved through other means, the Company is dissolved by the people's court according to law upon the request of shareholders who hold 10% or more of all voting shares of the Company.

Article 172
Where the Company is dissolved due to items (1), (2), (5) and (6) of the preceding article, a liquidation committee shall be formed within fifteen (15) days from the date of occurrence of the reason for the dissolution and the members of the liquidation committee shall be determined by the general meeting of shareholders through ordinary resolution.

Where the Company is dissolved due to item (4) of the preceding article, the people's court shall, in accordance with relevant legal provisions, organize the shareholders and relevant bodies and professionals to form a liquidation committee to carry out liquidation.

Article 173
If the board of directors decides that the Company shall carry out liquidation (except for liquidation resulting from the Company's declaration of bankruptcy), it shall state in the notice of general meeting of shareholders convened for this purpose that the board of directors has conducted comprehensive investigation on the Company's conditions and believes that the Company is able to pay off all its debts within twelve (12) months following the commencement of liquidation.

The functions and powers of the board of directors of the Company shall terminate immediately when the general meeting of shareholders adopts the resolution on liquidation.

The liquidation committee shall follow the directions of the general meeting of shareholders to report on its income and expenditures, the Company's business and progress of liquidation at least once a year to the general meeting of shareholders and make a final report to the general meeting of shareholders at the end of liquidation.

Article 174
The liquidation committee shall inform its creditors within ten (10) days from the date of its establishment, and shall publish a public announcement in newspaper within sixty (60) days from the date of its establishment. The liquidation committee shall register the creditors' rights.

Article 175	The liquidation committee shall exercise the following functions and powers during the period of liquidation:

(1) to categorize the Company's assets and prepare a balance sheet and an inventory of assets respectively;
(2) to notify the creditors or to publish public announcements;
(3) to dispose of and liquidate any unfinished businesses of the Company;
(4) to pay all outstanding taxes and taxes incurred in the course of liquidation;
(5) to settle claims and debts;
(6) to deal with the surplus assets remaining after repayment by the Company of its debts; and
(7) to represent the Company in any civil proceedings.
Article 176
After the liquidation committee has sorted the Company's assets and prepared a balance sheet and an inventory of assets, it shall prepare a liquidation plan and submit it to the general meeting of shareholders or the people's court for confirmation.

The Company's assets shall be used to pay off its debts in the following order:
(1) outstanding workers' and staff salaries, social insurance premiums and statutory compensatory amounts for the three(3) years before the date of liquidation;
(2) outstanding and additional taxes, funds and other payables that should be settled in accordance with applicable administrative regulations; and
(3) bank loans, debentures and other debts.

Any surplus assets of the Company remaining after its debts have been repaid in accordance with the provisions of the preceding article shall be distributed to its shareholders according to the class of shares and the proportion of shares held.

The Company shall continue to exist during the period of liquidation. However, it shall not conduct any business activities having no relevance to liquidation.
Article 177
In the case of liquidation as a result of dissolution of the Company, if the liquidation committee, having sorted the Company's assets and prepared the balance sheet and an inventory of assets, discovers that there are insufficient assets in the Company to pay off its debts, it shall apply to the people's court forthwith for a declaration of bankruptcy of the Company.

Upon the declaration of bankruptcy of the Company by the people's court, the liquidation committee shall hand over the liquidation matters to the people's court.
Article 178
Upon the completion of liquidation, the liquidation committee shall prepare a liquidation report and an income and expenditure statement and financial account for the period of liquidation and, after they are certified by a Chinese certified public accountant, submit them to the general meeting of shareholders or the relevant competent authority for confirmation.

The liquidation committee shall, within thirty (30) days from the date of confirmation by the general meeting of shareholders or the relevant competent authority, submit the aforesaid documents to the company registration authority for cancellation of the Company's registration and announce the Company's termination.

Chapter 19 Procedures for Amendment of the Articles of Association

Article 179	The Company may make amendments to the Articles of Association in accordance with law, administrative regulations and the provisions of the Articles of Association.
Article 180
Amendment of the Articles of Association involving the contents of the Mandatory Provisions shall become effective upon the approval of the department responsible for the examination and approval of companies as authorized by the State Council. Those involving the registered particulars of the Company shall be made for the change in registration in accordance with law.

Chapter 20 Notice

Article 181
(1) Unless otherwise prescribed by these Articles, notices, materials or written statements which are issued by the Company to shareholders must be delivered by hand or by pre-paid post to the holders of registered shares based upon the registered address of each of such shareholders.

(2) If sent by mail, the notice shall be deemed delivered to the recipient when it is clearly addressed, postage pre-paid and put into envelopes before being posted by mail and shall be deemed received by the recipient in five (5) working days from the date of delivery of the mail.

(3) Notices, instructions, documents, materials or written statements which are issued by the shareholders or directors to the Company shall be deposited or delivered by registered mail to the Company's legal domicile or the registered agent of the Company.

(4) Notices, instructions, documents, materials or written statements which are issued by the shareholders or directors to the Company may be proven to have delivered within the specified period under normal postal conditions based upon the date of delivery of such mails and may be proven to have arrived when they are clearly addressed and postage pre-paid.

With regard to the exercise of power in terminating the delivery of dividend warrants by mail, if a dividend warrant has not been exercised, such power shall be exercised only when the dividend warrant has not been exercised for two consecutive occasions. However, such power may be exercised after the dividend warrant has withdrawn due to the failure in reaching the recipient in the first occasion.

With regard to the exercise of power in disposing shares held by untraceable shareholders, such power shall be exercised only when the following provisions are met:
(1) dividends have been distributed in respect of the relevant shares at least three (3) times within twelve (12) years and no person has claimed the dividends during such period; and
(2) upon the end of the twelve (12) years, an advertisement is published by the Company in newspaper describing its intent to dispose the shares and the Hong Kong Stock Exchange is being notified.

Chapter 21 Settlement of Disputes

Article 182
(1) Whenever any disputes or claims arises between holders of overseas-listed foreign-invested shares and the Company, or between holders of overseas-listed foreign-invested shares and the directors, supervisors, managers or other senior management personnel of the Company, or between holders of overseas-listed foreign-invested shares and holders of domestic-invested shares in respect of any disputes or claims in relation to the affairs of the Company as a result of any rights or obligations arising from the Articles of Association, the Company Law or other relevant laws or administrative regulations, such disputes or claims shall be referred by the relevant parties to arbitration.

Where a dispute or claim of rights aforesaid is referred to arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the settlement of such dispute or claim, shall, where such person is the Company or the Company's shareholder, director, supervisor, general manager or other senior management personnel, comply with the decisions made in the arbitration.

Disputes in respect of the definition of shareholders and disputes in relation to the register of shareholders need not be settled by arbitration.

(2) A claimant may elect for arbitration to be carried out at either the China International Economic and Trade Arbitration Commission in accordance with its arbitration rules or the Hong Kong International Arbitration Centre in accordance with its securities arbitration rules. After a claimant refers a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

If a claimant elects for arbitration to be carried out at the Hong Kong International Arbitration Centre, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the securities arbitration rules of the Hong Kong International Arbitration Centre.

(3) Unless otherwise provided in the laws and administrative regulations, the laws of the People's Republic of China shall apply for any disputes or claims referred to in item (1) which are settled by way of arbitration.

(4) The judgment of the arbitral body shall be final and binding on all parties.

Chapter 22 Interpretation of these Articles

Article 183	It shall be the responsibility of the board of directors to interpret these Articles.
These Articles are written in Chinese and English and, in case of any divergence, the Chinese version shall prevail. The Chinese version is binding and enforceable by law.
Article 184	Accounting firm referred to in these Articles has the same meaning as "auditors".
Article 185
Unless otherwise prescribed by these Articles, the expressions of "above", "within" and "below" include the figures mentioned whist the expressions of "short of", "beyond", "less than", "more than", "exceeding" and "over" do not include the figures mentioned.